Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 3)

Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Preliminary Proxy Statement |_|

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) |_|

Preliminary Proxy Statement |_|

Preliminary Additional Materials |X| Soliciting Material Pursuant to ss. 240.14a-12

THE ALASKA AIR GROUP, Inc. ("the Company-AAG")

(Name of Registrant as Specified In Its Charter)

Richard D. Foley, Stephen Nieman, Terry K. Dayton and Carl L. Olson (Name of Persons Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required |X|

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies: Common Stock

2) Aggregate number of securities to which transaction applies: As of April 20, 2007, the record date for the meeting, there were 42,616,739 shares of Company common stock outstanding

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously Paid: 2) Form, Schedule or Registration Statement No.:

3) Filing Party: Stephen Nieman, Richard D. Foley, Terry K. Dayton and Carl L. Olson for the 2007 CHALLENGERS

4) Date Filed: May 1, 2007

ANNOUNCEMENT

Be it known that the 2007 AAG CHALLENGER Internet proxy solicitation, has commenced on May 1, 2007 with the filing of our Preliminary Proxy statement. We encourage you to read it. Thank you~~The 2007 AAG CHALLENGERS